Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES HELD IN

Flat Rock Capital Corp.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JUNE 26, 2018

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

Flat Rock Capital Corp. BEFORE 11:59 P.M., CENTRAL TIME

ON JULY 26, 2018, UNLESS THE OFFER IS EXTENDED.

THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL. COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:

Regular Mail: Flat Rock Capital Corp. C/O DST Systems, Inc. PO Box 219238 Kansas City, MO 64121	Overnight Mail: Flat Rock Capital Corp. C/O DST Systems, Inc. 430 W. 7th Street STE 219238 Kansas City, MO 64105

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY FLAT ROCK CAPITAL CORP. AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED

JUNE 26, 2018

LADIES AND GENTLEMEN:

The undersigned stockholder of Flat Rock Capital Corp. (the “Company”) hereby withdraws the tender of his, her, or its shares of common stock of the Company (the “Shares”), which the stockholder submitted by a Letter of Transmittal dated _______, 2018. This tender was in the amount of: _____Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be repurchased by the Company.

IMPORTANT: The signature of the stockholder(s) or person(s) authorized to sign on behalf of the stockholder(s) (an “Authorized Person”) should be exactly as it appeared in the subscription agreement. Attach additional copies as necessary.

Signature of Stockholder(s) or Authorized Person(s):______________________________________________________

Name of Signatory (Please print): ________________________________________________________________________

Title of Authorized Person (Please print): __________________________________________________________________

Signature of Stockholder(s) or Authorized Person(s): ______________________________________________________

Name of Signatory (Please print): ________________________________________________________________________

Title of Authorized Person (Please print): __________________________________________________________________

Signature of Stockholder(s) or Authorized Person(s): ______________________________________________________

Name of Signatory (Please print): ________________________________________________________________________

Title of Authorized Person (Please print): __________________________________________________________________

Signature of Stockholder(s) or Authorized Person(s): ______________________________________________________

Name of Signatory (Please print): ________________________________________________________________________

Title of Authorized Person (Please print): __________________________________________________________________